Calculation of Filing Fee Tables
S-4
ODYSSEY MARINE EXPLORATION INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	1,020,000,000		$ 1,193,400,000.00	0.0001381	$ 164,808.54
Fees to be Paid	2	Equity	Preferred stock, par value $0,0001 per share	Other	5,000,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Other	Warrants to purchase common stock, par value $0.0001 per share	Other	145,000,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,193,400,000.00		$ 164,808.54
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 164,808.54
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions, or similar transactions. (2) Relates to shares of common stock, par value $0.0001 per share ("Odyssey Common Stock"), of Odyssey Marine Exploration, Inc. ("Odyssey") and warrants to purchase Odyssey Common Stock, in each case issuable in connection with the proposed merger (the "Merger") of Oceanus Merger Sub, Inc., a newly formed, wholly owned subsidiary of Odyssey, with and into American Ocean Minerals Corporation ("AOM"), consisting of shares of Odyssey Common Stock issuable (a) in exchange for shares of common stock, par value $0.0001 per share, of AOM, (b) upon conversion of preferred stock, par value $0.0001 per share ("Odyssey New Preferred Stock"), of Odyssey registered hereunder, (c) upon exercise of the warrants registered hereunder. The amount of the Odyssey Common Stock to be registered represents the estimated maximum number of shares of Odyssey Common Stock expected to be issued in connection with the Merger. (3) Calculated pursuant to Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on May 5, 2026 ($1.17 per share of the Common Stock).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,020,000,000	$ 1.17	$ 1,193,400,000.00			$ 1,193,400,000.00

[2]	Rule 457(f) Fee Calculation Details

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions, or similar transactions. (4) No separate registration fee is required for the Odyssey New Preferred Stock or warrants registered hereunder because such securities are being registered in connection with the underlying shares of common stock, and the registration fee for such underlying shares of common stock has been included in the calculation above. The filing fee for such securities is therefore included in the filing fee calculated with respect to the shares of common stock issuable upon conversion of the Odyssey New Preferred Stock and exercise of such warrants.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
5,000,000	$ 0.00	$ 0.00			$ 0.00

[3]	Rule 457(f) Fee Calculation Details

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions, or similar transactions. (4) No separate registration fee is required for the Odyssey New Preferred Stock or warrants registered hereunder because such securities are being registered in connection with the underlying shares of common stock, and the registration fee for such underlying shares of common stock has been included in the calculation above. The filing fee for such securities is therefore included in the filing fee calculated with respect to the shares of common stock issuable upon conversion of the Odyssey New Preferred Stock and exercise of such warrants.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
145,000,000	$ 0.00	$ 0.00			$ 0.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date